    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1999
                                                      REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ACTV, INC.
                                   ----------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   94-2907258
                                   ----------
                      (I.R.S. Employer Identification No.)

              1270 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10020
              -----------------------------------------------------
          (Address, including Zip Code, of Principal Executive Offices)

                             1998 STOCK OPTION PLAN
                            1999 STOCK INCENTIVE PLAN
                             ACTV, INC. 401(K) PLAN
                             ----------------------
                           (Full Titles of the Plans)

                                   Copies To:

               WILLIAM C. SAMUELS
            CHIEF EXECUTIVE OFFICER              JAY M. KAPLOWITZ, ESQ.
                   ACTV, INC                 GERSTEN, SAVAGE & KAPLOWITZ, LLP
          1270 AVENUE OF THE AMERICAS              101 EAST 52ND STREET
            NEW YORK, NEW YORK 10020             NEW YORK, NEW YORK 10022
                 (212) 217-1600                       (212) 752-9700

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                                      PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE  AMOUNT BEING   PROPOSED MAXIMUM OFFERING   AGGREGATE OFFERING  AMOUNT OF
REGISTERED                 REGISTERED     PRICE PER SECURITY(1)       PRICE               REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, par value
$.10 per share(2)          2,347,890      $13.52                      $31,747,056.25      $8,825.68
-----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based (a) as to the 421,000 shares of Common Stock issuable upon exercise of options granted under the 1999 Stock Option Plan, upon the average price upon which such options may be exercised, (b) as to the 1,034,000 shares of Common Stock issuable upon exercise of options granted under the registrant's 1999 Stock Incentive Plan, upon the average price at which such options may be exercised, and (c) as to the remaining 71,500 shares of Common Stock reserved for issuance under the 1998 Stock Option Plan and the remaining 684,000 shares of Common Stock reserved for issuance under the 1999 Stock Incentive Plan and the 137,390 shares of Common Stock reserved for issuance under the ACTV, Inc. 401(k) Plan, upon the last sale closing price as reported on The Nasdaq National Market on November 19, 1999 (within 5 days prior to the filing of this Registration Statement) was $23.625.

(2) Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the 1998 Stock Option Plan and the 1999 Stock
         Incentive Plan.


                              EXPLANATORY STATEMENT

         This Registration Statement on Form S-8 registers, 492,500 shares of Common Stock of ACTV, Inc. par value $.10 per share, for issuance upon exercise of options granted under ACTV, Inc.'s 1998 Stock Option Plan, 1,718,000 shares of Common Stock of ACTV, Inc., for issuance upon exercise of options granted under ACTV, Inc.'s 1999 Stock Incentive Plan and 137,390 shares of Common Stock for issuance pursuant to the ACTV, Inc. 401(k) Plan.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

          This registration statement on Form S-8 under the Securities Act of 1933, as amended, will be filed with the Securities and Exchange Commission for the registration of the shares of common stock offered by this prospectus. ACTV, Inc. will provide without charge to each person to whom a copy of a Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this registration statement by reference, except exhibits to such documents. Requests for such information should be directed to ACTV, Inc., 1270 Avenue of the Americas, Suite 2401, New York, New York 10020, (212) 217-1600.


                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of certain documents by reference.

         The following documents previously filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the Year Ended December 31, 1998.

         (2) The Company's Amended Annual Report on Form 10-K405A for the Year Ended December 31, 1998.

         (3) The Company's Proxy Statement on Schedule 14A filed on April 23, 1999.

         (4) The Company's Amended Proxy Statement on Schedule A14A filed on May 11, 1999.

         (5) The Company's Quarterly Reports on Form 10-Q for the Quarters Ended March 31, 1999, June 30, 1999 and September 30, 1999.

         (6) The Company's Proxy Statement on Schedule 14A filed on April 25, 1998.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. All information appearing in this registration statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any document incorporated in this registration statement by reference, except exhibits to such documents. Requests for such information should be directed to ACTV Inc., 1270 Avenue of the Americas, Suite 2401, New York, New York 10020, (212) 217-1600.

Item 4. Description of securities

Not applicable.

Item 5. Interests of named experts

Not applicable.

Item 6. Indemnification of officers and directors

         The Company's Restated Certificate of Incorporation contains a provision, as permitted by Section 145 of the General Corporation Law of the State of Delaware, that eliminates the personal liability of directors to the Company and its stockholders for monetary damages for unintentional breach of director's fiduciary duty to the Company. This provision does not permit the elimination of, or any limitation on, the liability of a director for disloyalty to the Company or its stockholders, for failing to act in good faith, for engaging in intentional misconduct or a knowing violation of the law, for obtaining an improper personal benefit or for paying a dividend or approving a stock repurchase that was illegal under the General Corporation Law of the State of Delaware.

         The Restated Certificate of Incorporation and the By-laws of the Company require the Company to indemnify directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in the or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action. Moreover, the General Corporation Law of the State of Delaware requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from registration claimed

Not applicable.

Item 8. Exhibits

 5.1     Opinion of Gersten, Savage & Kaplowitz, LLP

 5.2 Pursuant to instruction (b) under item 8 of Form S-8, the Registrant undertakes that it will submit or has submitted the ACTV, Inc. 401(k) Plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the ACTV, Inc. 401(k) Plan under Section 401 of the Internal Revenue Code.

10.1 1999 Stock Incentive Plan (Incorporated by reference to the Company's Proxy Statement on Form 14A filed on April 23, 1999, as amended on March 11, 1999)

10.2 1998 Stock Option Plan (Incorporated by reference to the Company's Proxy Statement on Schedule 14A filed on April 25, 1998)

23.1     Consent of Deloitte & Touche, LLP

23.2     Consent of Gersten, Savage & Kaplowitz, LLP (Included in Exhibit 5.1)

Item 9. Undertakings

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement,

PROVIDED, HOWEVER, that paragraphs 9(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the small business issuer pursuant to Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of New York, New York on the 23rd day of November, 1999.

                                       ACTV, INC.


                                       By: /s/ WILLIAM C. SAMUELS
                                           ------------------------------------
                                           William C. Samuels
                                           Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                            TITLE                          DATE


/s/ WILLIAM C. SAMUELS      Chairman and Chief Executive Officer        11/23/99
-------------------------
William C. Samuels


/s/ DAVID REESE             President, Chief Operating Officer          11/23/99
-------------------------   and Director
David Reese


/s/ BRUCE J. CROWLEY        Executive Vice President and Director       11/23/99
-------------------------
Bruce J. Crowley


/s/ CHRISTOPHER C. CLINE    Senior Vice President - Finance, Chief      11/23/99
-------------------------   Financial Officer and Assistant Secretary
Christopher C. Cline


/s/ DAY L. PATTERSON        Senior Vice President, General Counsel      11/23/99
-------------------------   and Secretary
Day L. Patterson


/s/ WILLIAM FRANK           Director                                    11/23/99
-------------------------
William Frank


/s/ STEVEN W. SCHUSTER      Director                                    11/23/99
-------------------------
Steven W. Schuster

                                  EXHIBIT INDEX

 5.1     Opinion of Gersten, Savage & Kaplowitz, LLP

10.1 1999 Stock Incentive Plan (Incorporated by reference to the Company's Proxy Statement on Schedule 14A filed on April 23, 1999, as amended on March 11, 1998)

10.2 1998 Stock Option Plan (Incorporated by reference to the Company's Proxy Statement on Schedule 14A filed on April 25, 1998)

23.1     Consent of Deloitte & Touche, LLP

23.2     Consent of Gersten, Savage & Kaplowitz, LLP (Included in Exhibit 5.1)